Exhibit 99.1

Track Group, Inc. Reports 2nd Quarter and Year to Date Results for Fiscal 2016

•	Revenue increases 37%
•	Loss from operations decreases 44%
•	Adjusted EBITDA margin improves to 8.8%, up from (9.1%)
•	Cash from operations increases 22%
•	Company applies for Nasdaq listing

SALT LAKE CITY, May 10, 2016 – Track Group Inc. (OTCQX: TRCK), a cloud-based, tracking solutions provider in the global offender management market that combines proprietary tracking devices, real-time monitoring services and advanced data analytics to form an end to end platform-as-a-service solution (PaaS), today announced results for  the second quarter ended March 31, 2016 and year to date.

Company Highlights:

•
Marion County Agreement – On May 5, 2016, the Company executed an agreement with Marion County Community Corrections, the largest county in the state of Indiana, to provide electronic monitoring services across the full range of sentences under the Agency's oversight. Under the terms of the Agreement, the Company will provide solutions based on GPS and alcohol monitoring technology to monitor over 2,300 offenders and defendants.  This includes the Company's newest tracking device, Shadow, which is the smallest, lightest and most advanced device. The term of the Agreement is eighteen months, and is expected to contribute over $4.0 million in revenue.

•
Loan Agreement – On May 1, 2016 we entered into an unsecured Loan Agreement with Conrent Invest S.A., acting with respect to its Compartment Safety III.  Under the Loan Agreement, we may borrow $5.0 million for working capital, repayment of debt, and operating purposes, at an interest rate of 8% per annum, payable in arrears semi-annually, with all principal and accrued unpaid interest due on July 31, 2018.

Financial Highlights:

•
Revenue increased 37% – Revenues increased 37% in the second quarter of fiscal 2016 when compared to the same period in 2015.  Increases in revenue for the quarter were the result of growth of monitoring services both domestically and internationally, specifically in Chile, North America, and to a lesser extent analytics services. “We are pleased that investments in our platform and other strategic initiatives continue to yield double digit topline recurring revenue growth which aligns with our 2016 and 2017 outlook,” said Guy Dubois, Track Group’s Chairman.

•
Gross profit margin increased to 62% – Gross profit margin increased from 58% in the second quarter of 2015 to 62% in the same period in 2016.  “Increased demand for our platform both domestically and internationally yields better pricing with our providers and supply channels which continues to reflect in our margins.” said John Merrill, Chief Financial Officer.

•
Operating expense increased 7% - The 7% increase in operating expense in the second quarter of fiscal 2016 when compared to the same period in 2015 were largely the result of higher research and development costs to improve the efficiency of software, firmware, and user interface.  Higher variable costs associated with an increase in revenue included sales commissions, depreciation associated with an increase in deployed devices, bad debt expense, and  sales and marketing efforts to address domestic and international growth initiatives.

•
Loss from operations decreases 44% - Loss from operations for the quarter ended March 31, 2016 was $1.25M compared to a loss of $2.23M in the same period in 2015, a decrease of 44%.  Increases in topline revenue and lower incremental cost of revenue contributed to the decrease in loss from operations, offset by an increase in spending on R&D and higher sales and marketing costs.

•
Net loss of $1.9M - We had a net loss for the quarter ended March 31, 2016 of $1.9M compared to net income of $1.4M in the same period in 2015.  In the second quarter of 2015, the Company received a non-recurring payment of $4.7M resulting from disgorged profits from a shareholder.    Increases in total revenue and gross margins contributed to the reduction in net operating loss when excluding the disgorged profits which are not indicative of operations.

•
Cash from operations improves 22% - Net cash provided by operations improved 22% from $0.67M in the six months ended 2015 to $0.82M in the same period in 2016. Total cash improved from a burn of $4.4M in 2015, to a burn of $2.7M in the same period in 2016, a 61% decrease in burn rate.   “While we will continue to innovate, our services platform has been received favorably in the marketplace.  This provides us with clear line of sight into our recurring revenue stream which ultimately yields an improvement in our long term cash position.” said Mr. Dubois.

•
Adjusted EBITDA increases to $0.58M - The Company’s adjusted EBITDA for the second quarter of 2016 increased to $0.580M, or 8.8% of revenue from ($0.436M) compared to (9.1%) from the same period in 2015.  “We will continue to monetize both our acquisitions and incremental revenue in 2016 and beyond. As previously stated, we believe that adjusted EBITDA is a more complete picture of performance, used in conjunction with GAAP, and its impacts on cash,” said Mr. Merrill.

Fiscal Q2-2016 vs Fiscal Q2-2015 Results: For the quarter ended March 31, 2016, the Company reported revenue of $6.6M compared to revenue of $4.8M for the same period in 2015, an increase of 37%.  During the quarter ended March 31, 2016, gross profit totaled $4.1M, resulting in a 62% gross margin, compared to $2.8M, or a 58% gross margin during the same period in 2015. Total operating expense for the second quarter of fiscal 2016 was $5.4M compared to $5.0M in the same period in 2015, a 7% increase. Net loss for the second quarter of 2016 was $1.9M or $(0.19) per share compared to a net profit of $1.4M or $0.14 per share in the same period in 2015, which included a non-recurring payment in 2015 of $4.7M resulting from disgorged profits.  On an adjusted basis, the Company reported EBITDA of $0.580M or 8.8% net margin for the second quarter of 2016, compared to ($0.436M) or (9.1%) for the same period in 2015.

Company Outlook:

	Actual				Outlook
	Q2-FY16	Q2-FY15	YTD-FY16	YTD-FY15	FY2016	FY2017

Revenue (USD$)	$6.59M	$4.82M	$12.91M	$9.44M	$28 - 31 M	$42 - 47 M

Adj EBITDA Margin (%)	8.8%	(9.1%)	7.1%	(8.8%)	15-20%	25-30%

Non-GAAP Financial Measures

This press release includes financial measures defined as "non-GAAP financial measures" by the Securities and Exchange Commission including non-GAAP EBITDA. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures are based on the financial figures for the respective period.
Non-GAAP Adjusted EBITDA excludes items included but not limited to interest, taxes, depreciation, amortization, impairment charges, gains and losses, one time charges or benefits that are not indicative of operations, charges to consolidate, integrate or consider recently acquired businesses, costs of closing facilities, stock based compensation or other stated cash and non-cash charges (the “Adjustments”).

The Company believes the non-GAAP measures provide useful information to both management and investors when factoring in the Adjustments.  Specific disclosure regarding the Company’s financial results, including management's analysis of results from operations and financial condition, are contained in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2016, and other reports filed with the Securities and Exchange Commission. Investors are encouraged to carefully read and consider such disclosure and analysis contained in the Company's Form 10-Q and other reports, including the risk factors contained in the Company’s annual report on Form 10-K for the year ended September 30, 2015.

About Track Group Inc.

Track Group develops, manufactures, and provides tracking solutions that combine real-time GPS tracking devices and 24/7/365 monitoring services with advanced data analytics for the global offender management market which includes corrections, military and law enforcement. For more information, visit www.trackgrp.com.

Forward-Looking Statement

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Track Group, Inc. & subsidiaries ("Track Group") are intended to identify such forward-looking statements. These statements are only predictions and reflect Track Group’s current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in Track Group’s annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.  New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
Assets	2016	2015
Current assets:	(Unaudited)
Cash	$2,158,531	$4,903,045
Accounts receivable, net of allowance for doubtful accounts of $4,618,343 and $4,156,963, respectively	6,533,112	6,044,931
Note receivable, current portion	324,928	306,434
Prepaid expenses and other	937,326	1,266,277
Inventory, net of reserves of $98,150 and $225,900, respectively	744,922	741,514
Total current assets	10,698,819	13,262,201
Property and equipment, net of accumulated depreciation of $3,092,920 and $2,822,166, respectively	1,384,070	1,697,630
Monitoring equipment, net of accumulated amortization of $3,042,341 and $2,225,480, respectively	3,532,194	2,784,595
Intangible assets, net of accumulated amortization of $6,952,227 and $5,628,308, respectively	25,980,867	25,884,087
Other assets	2,703,498	2,619,035
Goodwill	7,950,572	7,782,903
Total assets	$52,250,020	$54,030,451

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	2,681,394	2,363,441
Accrued liabilities	2,618,886	2,705,403
Current portion of long-term debt, net of discount of $0 and $222,973, respectively	69,672	796,225
Total current liabilities	5,369,952	5,865,069
Stock payable - related party	3,439,978	3,501,410
Long-term debt, net of current portion and discount of $520,270 and $408,784, respectively	31,447,427	30,189,188
Other long-term liabilities	-	106,671
Total liabilities	40,257,357	39,662,338

Stockholders’ equity:
Common stock, $0.0001 par value: 30,000,000 shares authorized; 10,290,671 outstanding	1,029	1,026
Additional paid-in capital	298,293,244	297,591,034
Accumulated deficit	(284,893,800)	(280,845,882)
Accumulated other comprehensive income	(1,407,810)	(2,378,065)
Total equity	11,992,663	14,368,113
Total liabilities and stockholders’ equity	$52,250,020	$54,030,451

TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2016	2015	2016	2015
Revenues:
Products	$163,694	$185,561	$254,612	$277,150
Monitoring & other related services	6,428,345	4,630,556	12,655,031	9,159,586
Total revenues	6,592,039	4,816,117	12,909,643	9,436,736

Cost of revenues:
Products	53,436	54,920	148,697	76,277
Monitoring & other related services	1,779,248	1,522,414	3,624,199	3,124,292
Depreciation & amortization included in cost of revenues	580,785	366,853	1,009,752	733,705
Impairment of monitoring equipment and parts (Note2)	60,000	85,221	120,000	140,301
Total cost of revenues	2,473,469	2,029,408	4,902,648	4,074,575

Gross profit	4,118,570	2,786,709	8,006,995	5,362,161

Operating expenses:
General & administrative	3,424,342	3,403,573	6,835,985	6,253,504
Selling & marketing	593,272	528,704	1,213,301	971,407
Research & development	612,595	378,321	1,159,745	695,103
Depreciation & amortization	734,569	709,924	1,434,604	1,304,367
Loss from operations	(1,246,208)	(2,233,813)	(2,636,640)	(3,862,220)

Other income (expense):
Interest expense, net	(631,409)	(633,361)	(1,325,917)	(1,305,852)
Currency exchange rate gain (loss)	(66,408)	(454,564)	(84,557)	(374,002)
Disgorgement funds received (Note 18)	-	4,700,000	-	4,700,000
Other income, net	23,336	9,208	(804)	14,329
Net income (loss) attributable to common shareholders	(1,920,689)	1,387,470	(4,047,918)	(827,745)
Foreign currency translation adjustments	755,160	(177,896)	970,255	(804,774)
Comprehensive income (loss)	$(1,165,529)	$1,209,574	$(3,077,663)	$(1,632,519)
Basic earnings (loss) per common share	$(0.19)	$0.14	$(0.39)	$(0.08)
Diluted earnings (loss) per common share	$(0.19)	$0.14	$(0.39)	$(0.08)
Weighted average common shares outstanding, basic	10,271,000	10,144,000	10,266,000	10,126,000
Weighted average common shares outstanding, diluted	10,271,000	10,209,000	10,266,000	10,126,000

TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	March 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(4,047,918)	$(827,745)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,444,355	1,985,012
Impairment of monitoring equipment and parts	120,000	140,301
Bad debt expense	461,380	180,154
Amortization of debt discount	111,487	193,065
Stock based compensation	310,199	111,234
Vesting and re-pricing of stock options	318,376	190,093
Loss on disposal of property and equipment	12,279	40,558
Change in assets and liabilities:
Accounts receivable, net	(867,327)	(1,933,939)
Notes receivable	(18,494)	(15,496)
Inventories	(23,439)	(511,618)
Prepaid expenses and other assets	412,014	(276,259)
Accounts payable	416,624	1,647,497
Accrued expenses	1,167,541	(240,520)
Deferred revenue	-	(10,451)
Net cash provided by operating activities	817,077	671,886

Cash flow from investing activities:
Purchase of property and equipment	(49,182)	(519,409)
Capitalized software	(1,089,454)	-
Purchase of monitoring equipment and parts	(1,435,210)	(1,486,893)
Leasehold improvements	-	(27,060)
Payment related to acquisition	-	(1,782,849)
Net cash used in investing activities	(2,573,846)	(3,816,211)

Cash flow from financing activities:
Principal payments on notes payable	(986,292)	(1,197,366)
Repurchase of Series D Convertible Preferred Stock and warrants	-	(10,500)
Net cash used by financing activities	(986,292)	(1,207,866)

Effect of exchange rate changes on cash	(1,453)	(63,185)

Net increase (decrease) in cash	(2,744,514)	(4,415,376)
Cash, beginning of period	4,903,045	11,101,822
Cash, end of period	$2,158,531	$6,686,446

	2016	2015
Cash paid for interest	$25,513	$931,503

Supplemental schedule of non-cash investing and financing activities:
Issuance of warrants for accrued Board of Director fees	95,968	477,142
Payment of interest from an increase in interest bearing debt	1,399,644	-
Common stock issuance for the acquisition of a subsidiary and milestone achievement	61,432	531,900

TRACK GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES
For the three and six months ended, March 31, 2016 and 2015

	March 31	March 31	YTD	YTD
Non-GAAP Adjusted EBITDA (In $000's USD)	2016	2015	FY16	FY15
Net loss attributable to common shareholders	$(1,921)	$1,387	$(4,048)	$(828)
Interest expense, net	631	645	1,326	1,318
Income taxes (5)	8	10	13	10
Depreciation, amortization, and impairment	1,376	984	2,565	2,125
Stock based compensation	273	526	629	601
M&A costs (1)	-	434	-	434
Other non-cash charges (2)	213	190	432	122
Non-recurring one-time charges (3)	-	88	-	88
Non-recurring one-time (benefits) (4)	-	(4,700)	-	(4,700)
Non GAAP Adjusted EBITDA	$580	$(436)	$916	$(830)
Non GAAP Adjusted EBITDA, percent of revenue	8.8%	-9.1%	7.1%	-8.8%

	March 31	March 31	YTD	YTD
Non-GAAP EPS (In $000's, except per share)	2016	2015	FY16	FY15
Net loss attributable to common shareholders	$(1,921)	$1,387	$(4,048)	$(828)
Interest expense, net	631	645	1,326	1,318
Income taxes (5)	8	10	13	10
Depreciation, amortization, and impairment	1,376	984	2,565	2,125
Stock based compensation	273	526	629	601
M&A costs (1)	-	434	-	434
Other non-cash charges (2)	213	190	432	122
Non-recurring one-time charges (3)	-	88	-	88
Non-recurring one-time (benefits) (4)	-	(4,700)	-	(4,700)
Non-GAAP net income to common shareholders	$580	$(436)	$916	$(830)
Weighted average common shares outstanding	10,271	10,144	10,266	10,126
Non-GAAP earnings (loss) per share	$0.06	$(0.04)	$0.09	$(0.08)

(1)
The Company completed two acquisitions in 2014 and one in 2015.  M&A costs in prior periods include severance, settlement costs, travel, advisory and legal fees that were not included in the purchase price allocation.  Those costs were expensed in accordance with U.S. GAAP.

(2)	Other non-cash charges may include reserves for inventory obsolescence, gains or losses, and non-cash currency impacts.

(3)
Non-recurring one-time charges include but are not limited to: the pro-forma effect of EBITDA of acquired companies, outsourcing of supply chain / fulfillment, and impairment of certain acquisition assets.

(4)	Non-recurring one-time benefits include disgorgement funds received by a shareholder net of related costs.

(5)
Currently, the Company has significant U.S. tax loss carryforwards that may be used to offset future taxable income, subject to IRS limitations.  However, the Company is still subject to state, commonwealth, and other foreign based taxes.